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                                                                  EXHIBIT 10.37


                              EMPLOYMENT AGREEMENT



        THIS IS AN EMPLOYMENT AGREEMENT made as of the ___ day of August, 2000 by and between Mercury Air Group, Inc., a New York corporation ("Mercury") and Dr. Philip J. Fagan ("Fagan"), who resides at
____________________________________________.

        WHEREAS, Mercury and Fagan desire to enter into an employment agreement which will confirm and set forth the terms and conditions of Fagan's employment with Mercury.

        NOW THEREFORE, in consideration of the premises to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mercury and Fagan agree as follows:

        1. Mercury hereby hires and employs Fagan, and Fagan agrees to work for Mercury under the following terms hereby agreed upon.

        2. Fagan is hereby engaged to work in the non-executive capacity as Chairman of the Board of Directors of Mercury. In this capacity, Fagan shall be responsible for maintaining banking contacts, initiating new business opportunities, and working with investment bankers, all under the direction and supervision of the Board of Directors and Chief Executive Officer of Mercury. Fagan shall also undertake any other responsibility as directed by the Board of Directors or Chief Executive Officer. Fagan shall report directly to the Chief Executive Officer of Mercury.

        3. Fagan shall enter into service and commence work hereunder as of the date hereof and his employment shall continue, unless sooner terminated pursuant to the terms hereof, until September 1, 2003. In addition, if Fagan remains employed by Mercury on September 1st of each year, beginning September 1, 2001, Fagan's employment hereunder shall automatically be extended for an additional year beyond the later of: (i) September 1, 2003, or (ii) the then-existing termination date of this Agreement (such term of employment hereinafter referred to as the "Contract Term").

        4. Fagan agrees that he shall devote sufficient skill, labor and attention to said employment during the Contract Term in order to promptly and faithfully do and perform all services pertaining to said position that are or may hereafter be required of him by Mercury during the Contract Term.

        5. Mercury agrees as follows:

                (a) Mercury shall pay Fagan a base salary at the rate of $350,000 per year during each year of the Contract Term, beginning on the date hereof, payable bi-weekly.




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The Board of Directors of Mercury (or a duly constituted and empowered committee thereof) may further increase Fagan's salary effective on each anniversary date of this Agreement, at its discretion. In addition, Fagan shall receive annual bonuses as may be declared by the Board of Directors of Mercury (or a duly constituted and empowered committee thereof).

               (b) Fagan shall receive such other incidental benefits of employment, such as insurance, pension plan and ESOP participation, and vacation, as are provided generally to Mercury's other salaried employees on the same terms as are applicable to such other employees.

               (c) Fagan shall also be reimbursed for all reasonable business expenses incurred in connection with his employment.

               (d) Prior to the beginning of any calendar year, Fagan may defer any portion of his compensation otherwise payable in said following calendar year, by providing written notification to the Board of Directors of Mercury. Said aggregate deferrals may be payable in installments or in lump sum and shall be subject to the provisions of paragraph six (6) hereof.

6. (a) This Agreement and the employment of Fagan hereunder shall terminate on the first to occur of:

                (i) the expiration of the term specified in Paragraph 3 hereof;

                (ii) the death or Physical or Mental Disability of Fagan as described in Paragraph (g) hereof;

                (iii) Fagan's voluntary departure from employment other than for the reason described herein in Paragraph 6(c); or

                (iv) Fagan's termination pursuant to Paragraphs (b) or (c) hereof.

                (b) The Board of Directors of Mercury may terminate or shall be deemed to have terminated the employment of Fagan at any time:

                (i) "with cause", which is defined herein as Fagan's (1) misappropriation of corporate funds, fraud, embezzlement or other illegal conduct to the detriment of Mercury, (2) negligence in the execution of his material assigned duties, (3) refusal or failure, after not less than 20 days written notice that such refusal or failure would constitute a default hereunder, to carry out any reasonable and material direction from the Board of Directors given to him in writing, (4) conviction of a felony, (5) material breach or violation of the terms of this Agreement, which breach or violation shall not have been fully cured (as determined by the Board of Directors acting



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                in good faith) by Fagan within 20 days after receipt of written notice of the same from the Board of Directors, or (6) Fagan's engagement in drug or alcohol abuse; or

                (ii) "without cause" if they shall determine that it is in the best interests of Mercury to terminate this Agreement for any reason other than the reason described in subparagraph (i) of this paragraph 6(b).

                (c) In the event, subsequent to a "Change in Control", Fagan and Mercury shall jointly determine that the financial prospects of Mercury have significantly declined to a level where the future operations of Mercury would be impaired, Fagan shall have the right to terminate his employment with Mercury by written notice thereof and shall be treated as having terminated his employment pursuant to paragraph 6(f) hereof. In the event that Fagan and Mercury are unable to agree upon the determination pursuant to this paragraph 6(c), an arbitrator, jointly selected by the parties, shall resolve the dispute. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be selected by two additional arbitrators, one of which shall be an arbitrator selected by Mercury and the other of which shall be an arbitrator selected by the Fagan.

                (d) In the event Fagan's termination is for any reason set out in Paragraphs 6(a)(iii) above prior to a Change in Control or Paragraphs 6(a)(i) or 6(b)(i) above at any time, Fagan shall not be entitled to any termination payments or benefits other than (i) salary and other accrued benefits earned up to the date of termination; and (ii) amounts deferred pursuant to Paragraph 5(d) hereof. In the event that Fagan asserts that his voluntary termination was actually a constructive termination, Mercury shall be entitled to assert as "cause" for such termination any grounds present at the time of such termination which the Board of Directors could have asserted as "cause" if called upon to terminate Fagan. In the event Fagan's termination is for any reason set out in paragraph 6(a)(ii) above prior to a Change in Control, Fagan shall be entitled to (i) salary and other accrued benefits earned up to the last day of the month of the date of death or Date of Disability (as defined in paragraph (g) hereof); (ii) all amounts deferred pursuant to paragraph 5(d) hereof and, (iii) a lump sum termination payment equal to the highest yearly salary and bonus paid to Fagan pursuant to paragraph 5(a) in any year during the 3 years immediately subsequent to the year in which the death or disability occurs, and, if termination is due to disability, Fagan shall also be entitled to the medical, health and insurance-related benefits as set forth in paragraph 5(b) hereof prior to and for one year following the date of disability.

                (e) For purposes of determining whether a "Change in Control" has occurred, a "Change in Control" shall be defined as the occurrence at any time during the Contract Term of any of the following events:

                        (1) A change in control of a nature that would have to
                be reported in Mercury's proxy statement filed under the Securities Exchange Act of 1934 (the "Exchange Act").



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                        (2) Mercury is merged or consolidated or reorganized
                into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of Mercury immediately prior to such merger, consolidation or reorganization;

                        (3) Mercury sells all or substantially all of its
                business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of Mercury, directly or indirectly, immediately prior to or after such sale;

                        (4) Any person (as the term "person" is used in Section
                13 (d) (3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of Mercury.

                        (5) During any period of two consecutive years,
                individuals who at the beginning of any such period constitute the Directors of Mercury cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by Mercury's stockholders, of each new Director of Mercury was approved by a vote of at least two-thirds of such Directors of Mercury then still in office who were Directors of Mercury at the beginning of any such period.

                (f) Upon a termination of Fagan's employment for any reason set out in Paragraphs 6(a)(ii), 6(a)(iii) or 6(c) subsequent to a Change in Control or upon a termination pursuant to the provisions of Paragraph 6(b)(ii) above at any time, Fagan shall be entitled to (i) salary and other accrued benefits earned up to the last day of the month in which employment was terminated; (ii) all amounts deferred pursuant to Paragraph 5(d) hereof, and (iii) a lump sum termination payment equal to three (3) times the highest yearly salary and bonus paid to Fagan pursuant to Paragraph 5(a) in any year during the last three (3) years immediately prior to termination. Fagan shall also be entitled to the medical, health and insurance-related benefits as set forth in Paragraph 5(b) hereof prior to and for three years following the date of termination.

                (g) As used herein, "Physical or Mental Disability" shall mean a serious illness, accident or any other physical or mental incapacity which prevents Fagan from substantially performing his duties hereunder for a continuous period of twelve months. The last day of any such twelve (12) month period shall be Fagan's "Date of Disability"

                (h) All payments to be made in the event of the death of Fagan shall be made to Fagan's surviving spouse, or in the event Fagan dies without leaving a surviving spouse,



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        then to such beneficiary as Fagan may designate in writing to Mercury for that purpose, or if Fagan has not so designated, then to the personal representative of the estate of Fagan.

                (i) This Section 6 shall not be deemed a limitation of Fagan's benefits under any death or disability plan currently in effect.

        7. Mercury will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Mercury, by agreement in form and substance satisfactory to Fagan, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Mercury would be required to perform it if no such succession had taken place. As used in this paragraph, "Employer" shall mean Mercury Air Group, Inc. and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for this paragraph 7, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

        8. Fagan understands that in the course of his employment with Mercury, he shall or may be making use of, acquiring, or adding to confidential information of a special and unique nature and value relating to such matters as Mercury's trade secrets, systems, inventions, programs, procedures, manuals, confidential reports and communications, and lists of customers and clients. Fagan also understands that any information, data and materials received by Mercury from third-parties in confidence (or subject to nondisclosure or similar covenants), including but not limited to customers, prospective customers, joint ventures, parties to cooperative agreements or partners, shall be deemed to be and shall be confidential information. Fagan hereby confirms that he has not and shall not, except with the express, prior written consent of Mercury, or except if he is acting as an employee of Mercury solely for the benefit of Mercury in connection with Mercury's business and in accordance with Mercury's business practices and employee policies, at any time during or following the term of his employment by Mercury, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any of such information which has been obtained by or disclosed to him as a result of his employment by Mercury. Further, Fagan agrees to be bound by all nondisclosure or similar covenants between Mercury and any third party.

        9. Fagan further understands that all of the following information and materials are "Protected Information" belonging to Mercury and shall be kept strictly confidential, even if not physically marked as such:

        a. Applications, operating system, database, communication and other computer software, whether now or hereafter existing, developed for use on any operating system, all modifications, enhancements and versions and all options available with respect thereto, and all future products developed or derived therefrom;

        b. Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts, and related documentation and manuals;



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        c. Products, inventions, production processes, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer supplier and distributor data and other materials and information relating to Mercury's business and activities and the manner in which Mercury does business;

        d. Discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, processes formulas, inventions, computer-related equipment or technology, techniques, "know-how", designs, drawings, and specifications;

        e. Any other materials or information related to the business or activities of Mercury which are not generally known to others engaged in similar businesses or activities;

        f. All ideas which are derived from or relate to Fagan's access to or knowledge of any of the above enumerated materials and information; and

        g. All information, data and materials received by Mercury from third-parties in confidence (or subject to nondisclosure or similar covenants), including but not limited to information, data and materials received by Mercury from customers, prospective customers, joint ventures, parties to cooperative agreements or partners.

        10. At Mercury's request, or, in the absence of such a request, upon termination of Fagan's employment with Mercury, Fagan agrees to turn over to Mercury all notes, data tapes, lists, reference items, sketches drawings memoranda, records, and other materials in any way relating to any financial data, Protected Information and Inventions and other documents that are in his possession or control belonging to Mercury or relating to its business.

        11. Fagan represents and warrants that his employment with Mercury does not and will not breach any agreement or duty which he has to any other party to keep in confidence any confidential information belonging to others. Fagan will not disclose to Mercury or use in its behalf any confidential information belonging to others. Except as set forth on any exhibit that is attached hereto and signed by both parties hereof, Fagan does not claim an ownership interest in any inventions.

        12. Fagan acknowledges that if he were to compete with Mercury in the aviation services business, it could cause serious harm to Mercury. In the event that Fagan terminates this Agreement or Mercury terminates this Agreement, Fagan agrees that he will not engage in the aviation services business for a period of three (3) years from the time of Fagan's termination of employment within the Continental United States. This covenant shall survive the termination of this Agreement and shall apply to any renewal or extension of employment. The restrictive covenant contained herein shall be given the broadest lawful and enforceable scope permissible for



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the protection of Mercury. Fagan has carefully considered his obligations as stated herein and agrees that the restrictions contained herein are fair and reasonable and are reasonably required for the protection of Mercury.

        13. Fagan understands that a breach of this Agreement including, but not limited to, unauthorized copying, assignment, transfer or distribution of Protected Information and inventions will result in irreparable or immeasurable damage to Mercury and that Mercury is authorized to seek injunctive relief against Fagan. Fagan also consents to the exclusive jurisdiction of any federal or state court located in Los Angeles, California, as the appropriate forum for resolution of any dispute arising from this Agreement, including issuance of an injunction. Fagan understands that this provision regarding the issuance of an injunction does not limit any remedies at law or equity otherwise available to Mercury.

        14. No oral arrangements have been made between the parties hereto and this Agreement may he amended only in writing signed by both parties.

        15. The rights and obligations of Mercury under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Mercury. Fagan may not assign his obligations under this Agreement.

        16. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

        17. This Agreement shall be construed in accordance with the laws of the state of California.


        IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.



EMPLOYEE:                                    MERCURY AIR GROUP, INC.


                                             By:
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Philip J. Fagan, M.D.                        Title:
                                                   ----------------------------



---------------------------------
Witness



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